UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2025

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Director

On March 27, 2025, the Board of Directors (the “Board”) of Wolfspeed, Inc. (the “Company”) appointed Robert Feurle to serve as the Company’s Chief Executive Officer and a member of the Board, effective May 1, 2025 (the “Effective Date”).

Mr. Feurle will succeed Thomas Werner, who has been serving in an interim role as the Company’s Executive Chair since November 2024. After a transition period, Mr. Werner will continue to serve as a non-employee director and Chairman of the Board.

Mr. Feurle, age 54, has served as Executive Vice President and General Manager of the Business Unit Opto Semiconductors at ams-OSRAM AG (SIX: AMS), a light and sensor developer and producer / semiconductor manufacturer, and a member of the company’s Executive Committee since March 2022. He also served as Executive Vice President and General Manager of the Business Unit Image Sensor Solutions at ams-OSRAM AG from July 2020 to March 2022. Mr. Feurle previously served as Vice President and General Manager of Integrated Solutions and Discretes at Infineon Technologies AG from November 2015 to June 2020. Prior to Infineon Technologies, he served as Vice President of Marketing and Program Management for the Compute and Networking Business at Micron Technology, Inc. (Nasdaq: MU) from April 2009 to November 2015. Earlier, he served as Senior Vice President and General Manager of the DRAM Business Unit and then the Graphics DRAM Business Unit at Qimonda AG from December 2005 to March 2009. He also held various roles at Infineon Technologies from August 1999 to May 2005, including Director of Embedded DRAM Development and later Senior Director of the Specialty DRAM Product Line. He began his career at Siemens AG in 1996. Mr. Feurle holds a degree in Electrical Engineering from the University of Applied Sciences in Konstanz, Germany.

There was no arrangement or understanding between Mr. Feurle and any other person(s) pursuant to which he was selected to serve as Chief Executive Officer of the Company, and Mr. Feurle does not have any family relationships with any of the Company’s executive officers or directors. Mr. Feurle is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Description of Compensation and Employment Terms with CEO

Base Salary, Cash Incentive Compensation, and Other Benefits

In connection with his appointment, the Company and Mr. Feurle entered into an employment agreement (the “Employment Agreement”) providing for an annual base salary of $750,000. Commencing in fiscal 2027, Mr. Feurle will be eligible to receive an annual performance bonus, with a target achievement of 100% of Mr. Feurle’s then-current base salary. Payment of any such annual performance bonus will be based on the achievement of performance goals to be established by the Board or the Compensation Committee (the “Compensation Committee”) of the Board after consultation with Mr. Feurle at the start of each fiscal year.

Mr. Feurle will receive a cash sign-on bonus (the “Sign-on Bonus”) in the aggregate amount of $1,000,000, to be paid in two equal installments, with the first installment to be paid on the first payroll date on or following the Effective Date and the second installment to be paid on the first payroll date on or after the six-month anniversary of the Effective Date. The Sign-on Bonus will be paid as an advance, and Mr. Feurle must remain continuously employed with the Company for one year following the Effective

Date to earn the Sign-on Bonus. If Mr. Feurle terminates his employment with the Company for any reason or is terminated by the Company for Cause (as defined in the Employment Agreement) within one year of the Effective Date, Mr. Feurle must immediately repay to the Company the full amount of the Sign-on Bonus.

The Company will reimburse Mr. Feurle up to $200,000 for expenses incurred in connection with his relocation to the Durham, North Carolina area, grossed up for income and withholding taxes based on the marginal tax rate applicable to compensation disbursed at the time of payment.

Mr. Feurle is also entitled to participate in certain benefit plans of the Company and to paid time-off and such other benefits in accordance with the Company’s policy for similarly situated senior management, as well as to be reimbursed for all reasonable business expenses incurred in connection with his services to the Company.

In connection with his appointment, Mr. Feurle will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 25, 2010, as filed with the Securities and Exchange Commission on October 29, 2010, and is incorporated herein by reference.

Long-Term Incentive

As an inducement for Mr. Feurle to commence employment with the Company, the Company has agreed to grant the following equity awards to Mr. Feurle on, or as soon as administratively practicable after, the Effective Date:

(i)

an award of restricted stock units (“RSUs”) equal to $2,500,000 divided by the Reference Value (as defined below), with one-fourth of the RSUs vesting on each of the first four anniversaries of the Effective Date; and

(ii)

an option (the “Option”) to purchase the minimum number of shares of the Company’s common stock necessary for the Option to have a Black-Scholes value equal to at least $2,500,000, calculated using the Reference Value and other variables consistent with the Company’s financial reporting. The Option will vest and become exercisable as to one-fourth of the underlying shares of the Company’s common stock on each of the first four anniversaries of the Effective Date.

In addition, as a further inducement for Mr. Feurle to commence employment with the Company, the Company has agreed to grant the following equity awards to Mr. Feurle on or about August 1, 2025:

(i)	an award of RSUs equal to $2,000,000 divided by the Reference Value, with one-fourth of the RSUs vesting on each of the first four anniversaries of the date of grant; and

(ii)

an award of performance stock units (“PSUs”) equal to $3,000,000 divided by the Reference Value. The number of shares of common stock issuable upon the vesting of the PSUs will be determined using a pre-established formula tied to the achievement of relative total shareholder return targets set by the Board or the Compensation Committee for the Company compared to an index determined by the Board or the Compensation Committee, commencing on August 1, 2025 and ending on the earlier of July 31, 2028 or the consummation of a Change in Control (as defined in the Employment Agreement) on the same terms and conditions as PSU awards granted to other executives of the Company on or about August 1, 2025.

Each of the equity awards described above will be subject to the terms of an inducement plan pursuant to which the RSUs, the Option, and the PSUs will be granted and an RSU, option, and PSU award agreement, respectively, to be entered into between Mr. Feurle and the Company. “Reference

Value” as of any date shall mean the trailing 30 trading day average trading price per share of the Company’s common stock as of such date. Mr. Feurle will be eligible for additional equity awards to be awarded in the discretion of the Board and/or the Compensation Committee.

Termination

The Employment Agreement sets forth the obligations of the Company and Mr. Feurle in connection with a termination of Mr. Feurle’s employment.

Mr. Feurle will be an at-will employee. As such, his employment is not for any specified period of time and can be terminated by Mr. Feurle or by the Board at any time, with or without advance notice, and for any or no particular reason or cause. In connection with a termination of Mr. Feurle’s employment for any reason, Mr. Feurle shall be entitled to receive, within 10 days after the date his employment with the Company terminates, (i) any portion of his base salary earned and unpaid through the termination date, (ii) any expenses owed to Mr. Feurle, (iii) any accrued but unused vacation pay owed to Mr. Feurle and (iv) any amounts arising from Mr. Feurle’s participation in, or benefits under, any employee benefit plans, programs or arrangements, in each case pursuant to and in accordance with the terms of the Employment Agreement.

If Mr. Feurle is terminated without Cause or resigns for Good Reason (as defined in the Employment Agreement) at any time other than during the period of time commencing three months prior to a Change in Control and ending 24 months following a Change in Control (a “Change in Control Period”), subject to execution by Mr. Feurle of a release of claims against the Company and its affiliates, then, in addition to any accrued obligations otherwise payable, Mr. Feurle will receive: (i) a lump sum cash payment equal to the sum of (A) 18 months of his annual base salary and (B) Mr. Feurle’s Target Bonus (as defined in the Employment Agreement), in each case, as in effect as of the date of termination, (ii) if applicable, contributions to COBRA coverage for a period through the earlier of (A) 18 months following the termination date and (B) the date Mr. Feurle becomes eligible for healthcare coverage under another employer’s plan(s), and (iii) in the event Mr. Feurle fulfills any post-termination consulting services requested by the Company, acceleration of vesting of each outstanding equity award that is scheduled to vest solely based upon Mr. Feurle’s continued services, in each case, with respect to that number of shares of the Company’s common stock subject to such award that would have vested had Mr. Feurle’s employment continued for 18 months following the termination date.

If Mr. Feurle is terminated without Cause or resigns for Good Reason during a Change in Control Period, subject to execution by Mr. Feurle of a release of claims against the Company and its affiliates, then, in addition to any accrued obligations otherwise payable, Mr. Feurle will receive: (i) a lump sum cash payment equal to the sum of (A) 24 months of his annual base salary and (B) two times Mr. Feurle’s Target Bonus assuming achievement of performance goals at target, in each case, as in effect as of the date of termination, (ii) if applicable, contributions to COBRA coverage for a period through the earlier of (A) 24 months following the termination date and (B) the date Mr. Feurle becomes eligible for healthcare coverage under another employer’s plan(s), and (iii) acceleration of vesting of each outstanding equity award, in each case, with respect to 100% of the then-unvested shares subject to such outstanding award effective as of immediately prior to such termination date.

In the event amounts payable under the Employment Agreement or otherwise are contingent on a change in control for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and it is determined that any payment or benefit made or provided to Mr. Feurle would be subject to the excise tax imposed by Section 4999 of the Code, the payments to Mr. Feurle under the Employment Agreement will either be (i) paid in full or (ii) reduced to an amount that would not trigger the Section 280G-related excise tax, whichever results in him receiving the greater after tax payment.

As a further condition of employment, Mr. Feurle must enter into and abide by the terms of the Company’s standard form of employee agreement regarding confidential information, intellectual property, and noncompetition (the “Confidential Information Agreement”). Under the noncompetition provisions of the Confidential Information Agreement and subject to certain limited exceptions, Mr. Fuerle is restricted while employed by the Company and for a period of one year following the termination of his employment from (i) performing services for any competing business, whether as an employee, officer, director, consultant, agent, contractor or in any other capacity, (ii) being the beneficial owner of an equity interest in any competing business, (iii) requesting any customers or suppliers of the Company to curtail or cancel business with the Company, or (iv) inducing or attempting to influence any employee of the Company to terminate his or her employment with the Company. Competing business includes any entity that is conducting research directed to, developing, manufacturing, marketing, distributing, or selling any product, service, or technology that is competitive with any product, service, or technology that the Company is developing, manufacturing, marketing, distributing, selling, or conducting research directed to, at the time or during the period specified in the Confidential Information Agreement.

The foregoing description of the Employment Agreement is not meant to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, the Board appointed Glenda Dorchak as the Chair of the Governance and Nominations Committee and Marvin Riley as the Chair of the Compensation Committee, effective as of April 1, 2025.

Item 7.01 Regulation FD Disclosure.

On March 27, 2025, the Company issued a press release announcing the executive leadership change described in Item 5.02 above. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including the accompanying Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section. Furthermore, the information in this Item 7.01 shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated March 27, 2025, between Wolfspeed, Inc. and Robert Feurle

99.1	Press release dated March 27, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Melissa Garrett
Senior Vice President and General Counsel

Date: March 27, 2025